SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

FIRST HORIZON CORPORATION ANNUAL MEETING

April 26, 2022 8:00 a.m. Central Time

First Horizon Building M-Level Auditorium 165 Madison Avenue Memphis, TN 38103

Directions to the Annual Meeting can be obtained by contacting our transfer agent at (877) 536-3558.

Important Notice of Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 26, 2022.

Notice is hereby given that the Annual Meeting of Shareholders of First Horizon Corporation will be held on April 26, 2022 at 8:00 a.m. Central Time in the Auditorium of the First Horizon Building, M-Level Auditorium, 165 Madison Avenue, Memphis, TN 38103.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement, proxy card and annual report on Form 10-K are available at  https://ir.firsthorizon.com/financialdocs , along with a letter to shareholders.

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 12, 2022 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3:

1.	Election of seventeen directors to serve until the 2023 Annual Meeting of Shareholders:
	01 Harry V. Barton, Jr.	07 William H. Fenstermaker	13 E. Stewart Shea, III
	02 Kenneth A. Burdick	08 D. Bryan Jordan	14 Cecelia D. Stewart
	03 Daryl G. Byrd	09 J. Michael Kemp, Sr.	15 Rajesh Subramaniam
	04 John N. Casbon	10 Rick E. Maples	16 Rosa Sugrañes
	05 John C. Compton	11 Vicki R. Palmer	17 R. Eugene Taylor
	06 Wendy P. Davidson	12 Colin V. Reed
2.	Ratification of appointment of KPMG LLP as auditors.
3.	Approval of an advisory resolution to approve executive compensation.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your shares on the Internet at:

 www.proxypush.com/fhn

•	Use the Internet to vote your shares. For shares held in the First Horizon Corporation Savings Plan, you must vote your shares no later than April 21, 2022 at 10:59 p.m. (CT). For all other shares, you may vote until 10:59 p.m. Central Time on April 25, 2022.
•	Please have this Notice available. Follow the instructions to vote your shares.

Vote by Mail: You may also vote by mail by requesting a paper copy of the materials as instructed on the reverse side of this notice.

Vote in Person: If you choose to vote your shares in person, you must have proof of share ownership and identification to be admitted to the meeting. Please review the proxy materials for additional information on what you may need to bring with you to gain access to the meeting. At the meeting, you will need to request a ballot to vote your shares.

Your Internet vote authorizes the named proxies and/or the trustee of the First Horizon Corporation Savings Plan to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report on Form 10-K (along with a letter to our shareholders), please contact us via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/fhn . Follow the instructions to log in and order copies.
Telephone – Call us free of charge at 1-866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
Email – Send us an email at paper@investorelections.com with “FHN Materials Request” in the subject line. The email must include:
•	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
•	If you choose email delivery, you must include the email address.
•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security number or Tax ID number in the email.

Important Information about the Notice of Internet Availability of Proxy Materials

This Notice of Internet Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming annual shareholder meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send notices rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report on Form 10-K and proxy statement (along with a letter to our shareholders).

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.